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                                                                    Exhibit 2.5


                                  FIRST AMENDMENT TO
                               DOLLAR TREE STORES, INC.
                                 AMENDED AND RESTATED
                                STOCKHOLDERS AGREEMENT




    This FIRST AMENDMENT ("Amendment") to the Dollar Tree Stores, Inc. Amended and Restated Stockholders Agreement is made by and among the undersigned parties effective March 13, 1995.

    WHEREAS, the undersigned parties are original parties (or have become parties) to that certain Amended and Restated Stockholders Agreement ("Agreement"), effective March 13, 1995;

    WHEREAS, the Agreement deals with certain matters relating to the ownership of securities of Dollar Tree Stores, Inc., a Virginia corporation ("Company"); and

    WHEREAS, pursuant to Section 7.7 of the Agreement, the undersigned parties now wish to amend certain provisions of the Agreement as set forth below.

    NOW, THEREFORE, in consideration of the premises, the mutual promises set forth below and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Agreement is hereby amended as follows:

         1.   DEFINITIONS.

              a. Capitalized words used in this Amendment shall have the same meaning as the identical terms used in the Agreement, except as otherwise explicitly noted herein.

              b. The definition of "Permitted Transferee" in Section 1.18 of the Agreement shall be amended and restated as follows:

         PERMITTED TRANSFEREES. Any of the following persons to whom Stock is Transferred, who agrees to be bound by the provisions of this Agreement, and whose admission to the Agreement is approved by the Fund and the Founders, all in the manner provided in Section 7.2:

         (a) With respect to a Founder, "Permitted Transferee" may include (i) any Founder, (ii) any executive manager of the Company, (iii) the spouse (other than pursuant to a separation agreement, divorce decree, or other instrument indicative of marital discord), lineal descendant, or lineal ascendent, of any Founder or executive manager of the Company, (iv) the estate of any person described in (i), (ii), or (iii) above or a trust, foundation or custodianship for the benefit of any person described in (i),
    (ii) or (iii) above.


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         (b)  With respect to The SK Equity Fund, L.P., "Permitted Transferee"
    may include any entity which is under common control with, controls, or is controlled by Saunders Karp & Co., L.P., directly or indirectly through one or more intermediaries, or the Fund Successor.

         (c) With respect to the Fund (with the exception of The SK Equity Fund, L.P.), "Permitted Transferee" may include (i) the spouse (other than pursuant to a separation agreement, divorce decree, or other instrument indicative of marital discord), lineal descendant, or lineal ascendant of Karp, Saunders, Reilly or Megrue, (ii) the estate of any person described in (i) above or a trust, foundation or custodianship for the benefit of any person described in (i) above.


    2.   TRANSFERS.

         a. Section 3.12 of the Agreement is hereby amended and restated as follows:

         HOLDBACK AGREEMENT. The parties to this Agreement agree not to effect any Transfer, including any sale pursuant to Rule 144 (or any successor provision, under the Act), of any Stock or of any security convertible into or exchangeable or exercisable for any Stock (in each case, other than as part of a Public Offering) during 14 days prior to, and during the 90-day period which begins on the effective date any registration statement filed with respect to Stock; provided that the prohibition shall only be effective once a Stockholder has or reasonably should have notice of such registration.

         b. Section 7.2 of the Agreement is hereby amended and restated as follows:

         TRANSFER. Apart from the holdback provisions found in Section 3.12, nothing in this Agreement shall prohibit or restrict a Transfer of Stock or of any security convertible into or exchangeable or exercisable for any Stock by a party hereto. However, no person receiving Stock by any Transfer shall become a Permitted Transferee under this Agreement unless and until the following conditions precedent are met:

              (i) any such transferee who is not an original party hereto shall become subject to the provisions of this Agreement as if the transferee were an original party hereto by executing a written agreement to that effect and delivering the same to the Company, and

              (ii) the Fund and the Founders shall both approve the transferee's admission to the Agreement as a Permitted Transferee, which approval may not be unreasonably withheld. Execution of an admission agreement as contemplated above by John F. Megrue and H. Ray Compton or their attorney(s)-in-fact shall constitute conclusive proof of such approval by the Fund and the Founders respectively.


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    Any Transfer of Stock failing to comply with the foregoing conditions shall be NOT be deemed void on account of such failure, but the transferee shall not be deemed a Permitted Transferee unless and until the failure is remedied. The Transfer of Stock or any security convertible into Stock is restricted under applicable state and federal securities laws, and nothing in this Section 7.2 shall be deemed to require the Company to acknowledge or record on its books any such Transfer without registration under the Act or an exemption therefrom as determined by counsel reasonably acceptable to the Company.

         c. The first sentence and the text of the restrictive legend contained in Section 7.4 of the Agreement are amended and restated as follows:

         The following provisions described in (i) below shall be affixed to each existing certificate representing Stock owned by a party to this Agreement or a transferee of such party, and, in addition, the provisions described in
(ii) below shall be affixed to certificates representing Stock owned by a party to this Agreement or a Permitted Transferee of such party:

         (i) This Stock has not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold except in compliance therewith.

         (ii) In addition, this Stock is subject to the terms of a certain Amended and Restated Stockholders Agreement effective March 13, 1995, as it may be amended from time to time, which may be furnished to the Stockholder upon written request without charge or obtained and inspected without charge at the office of Dollar Tree Stores, Inc. or Hofheimer, Nusbaum, McPhaul & Samuels, between the hours of 9:00 a.m. and 5:00 p.m. on weekdays. Among other things, the Stockholders Agreement provides for restrictions on the transfer of this Stock.

    3.   MISCELLANEOUS.

         a. Except as herein modified, the Agreement is confirmed and ratified and shall continue in full force and effect in accordance with its terms.

         b. This Amendment shall be governed by the internal substantive law of the Commonwealth of Virginia without giving effect to the choice- or conflict-of-law provisions thereof and may be executed in two or more counterparts, each of which shall be deemed an original hereof, but all of which together, shall constitute a single agreement.


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    IN WITNESS WHEREOF, the parties hereto have executed this Agreement under hand and seal on the dates stated below, but effective as of the Effective Date.



                                  DOLLAR TREE STORES, INC.


                                       By: /s/ J. Douglas Perry
---------------------------               ----------------------
Date Executed                             Name:  J. Douglas Perry
                                          Title:

Attest:

/s/ H. Ray Compton
---------------------------
   H. Ray Compton
   Secretary



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                          /s/ J. Douglas Perry
-------------           ---------------------------------------
Date Executed           J. Douglas Perry

                          /s/ Patricia W. Perry
-------------           ---------------------------------------
Date Executed           Patricia W. Perry

                          /s/ J. Douglas Perry
-------------           ---------------------------------------
Date Executed           J. Douglas Perry, Trustee of the Brandon
                        Douglas Perry Descendants' Trust

                          /s/ J. Douglas Perry
-------------           ---------------------------------------
Date Executed           J. Douglas Perry, Trustee of the Joseph
                        Christopher Perry Descendants' Trust

                          /s/ J. Douglas Perry
-------------           ---------------------------------------
Date Executed           J. Douglas Perry, Trustee of the Laura
                        Paige Perry Descendants' Trust


                          /s/ J. Douglas Perry
-------------           ---------------------------------------
Date Executed           J. Douglas Perry, Trustee of the Patricia
                        W. Perry Grantor Retained Annuity Trust


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                          /s/ Macon F. Brook, Jr.
-------------           ---------------------------------------
Date Executed           Macon F. Brock, Jr.


                          /s/ Joan P. Brock
-------------           ---------------------------------------
Date Executed           Joan P. Brock


                          /s/ Macon F. Brock, Jr.
-------------           ---------------------------------------
Date Executed           Macon F. Brock, Jr., Trustee of the
                        Kathryn P. Brock Descendants' Trust


                          /s/ Macon F. Brock, Jr.
-------------           ---------------------------------------
Date Executed           Macon F. Brock, Jr., Trustee of the
                        Christine Brock McCammon Descendants'
                        Trust


                          /s/ Macon F. Brock, Jr.
-------------           ---------------------------------------
Date Executed           Macon F. Brock, Jr., Trustee of the
                        Macon F. Brock, III, Descendants' Trust


                          /s/ Macon F. Brock, Jr.
-------------           ---------------------------------------
Date Executed           Macon F. Brock, Jr., Trustee of the
                        Joan P. Brock Grantor Retained Annuity
                        Trust


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                          /s/ H. Ray Compton
-------------           ---------------------------------------
Date Executed           H. Ray Compton


                          /s/ James P. Compton
-------------           ---------------------------------------
Date Executed           James P. Compton, Trustee of the Brymar
                        Descendants' Trust


                          /s/ Jean T. Compton
-------------           ---------------------------------------
Date Executed           Jean T. Compton, Trustee of the H. Ray
                        Compton Grantor Retained Annuity Trust


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                        THE SK EQUITY FUND, L.P.

                        By: SK PARTNERS, L.P.,
                            Sole General Partner


                              By:  /s/ Thomas A. Saunders, III
-------------                    ------------------------------
Date Executed                    Duly Authorized General Partner


                           /s/ Allan W. Karp
-------------           ---------------------------------------
Date Executed           Allan W. Karp


                           /s/ Christopher K. Reilly
-------------           ---------------------------------------
Date Executed           Christopher K. Reilly


                           /s/ Melanie K. Berman
-------------           ---------------------------------------
Date Executed           Melanie K. Berman, Custodian for
                        Christopher Galbreath Megrue until
                        age twenty-one, under the New York
                        Uniform Gifts to Minors Act


                           /s/ Melanie K. Berman
-------------           ---------------------------------------
Date Executed           Melanie K. Berman, Custodian for
                        Kyle Galbreath Megrue until age
                        twenty-one, under the New York Uniform
                        Gifts to Minors Act


                           /s/ Thomas A. Saunders, III
-------------           ---------------------------------------
Date Executed           Thomas A. Saunders, III, Trustee for
                        the Ivor Family Trust


                           /s/ John F. Megrue
-------------           ---------------------------------------
Date Executed           John F. Megrue


                           /s/ Thomas A. Saunders, III
-------------           ---------------------------------------
Date Executed           Thomas A. Saunders, III


                           /s/ Joanne S. Berkley
-------------           ---------------------------------------
Date Executed           Joanne S. Berkley, Trustee for
                        the Ivor Family Trust and the
                        Saunders Dollar Tree Trust


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